Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard • N. Huntingdon, PA 15642 • (724) 863.9663

FOR IMMEDIATE RELEASE

ExOne Announces Changes in Executive Leadership Team

•	James L. (“Jim”) McCarley joins as Chief Executive Officer; brings strong operational and sales experience, particularly in metals

•	S. Kent Rockwell transitioning to role of Executive Chairman; will continue to lead execution of ExOne strategy

NORTH HUNTINGDON, PA, August 19, 2016 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers, announced today that its Board of Directors has approved a new management structure effective immediately. James L. (“Jim”) McCarley has joined the Company as Chief Executive Officer and S. Kent Rockwell, previously Chairman of the Board and Chief Executive Officer, is transitioning to Executive Chairman of the Board of Directors. In his new role, Mr. Rockwell will continue to lead the Company’s strategic planning and execution.

S. Kent Rockwell stated, “Our Board is committed to continuing our mission to bring binder jetting to the industrial production floor. We are pleased to add Jim as CEO, bringing his extensive experience in both operations and sales, particularly on the direct metals side of our business where we are strategically focused over the next several years. This is the perfect time to add Jim to our leadership team, having just finished a record second quarter and first half of 2016. His role as CEO is a critical component of our succession plan and will broaden and strengthen our management team, as I move to Executive Chairman and focus more on strategy.”

Mr. McCarley, age 52, formerly served as Executive Vice President—Operations of RTI International Metals, Inc. (NYSE: RTI), a producer and global supplier of titanium mill products and a supplier of fabricated titanium and specialty metal components, from May 2010 until July 2015, when Alcoa Inc. acquired RTI by merger. Mr. McCarley also served in the same position during the transition period after the merger, through September 2015. During his time at RTI, Mr. McCarley was its highest ranking operating officer, overseeing daily operations, asset and cash management, talent recruitment/retention, customer care, and growth strategy deployment. Mr. McCarley had previously served as the Chief Executive Officer of General Vortex Energy, Inc., a private developer of engine and combustion technologies, from September 2009 to May 2010. From 1996 through 2009, Mr. McCarley held a variety of management positions within the forging segment of Precision Castparts Company, including Division President of Wyman Gordon Forging West from 2008 to 2009, and Vice President and General Manager of Wyman Gordon Forging, Inc. from 2006 to 2008. From 1987 to 1996, he gained engineering and other relevant experience working for various companies, including Quantum Chemical, Cameron Iron Works, and General Electric Company. Mr. McCarley received a BS in Electrical Engineering from Texas Tech University in 1987.

ExOne Announces Changes in Executive Leadership Team

August 19, 2016

Lloyd Semple, Lead Independent Director of ExOne’s Board of Directors, commented, “As one of ExOne’s founders and its largest stockholder, Kent Rockwell has led and funded the Company from its early development stages through its 2013 IPO, applying his entrepreneurial approach in introducing our binder jetting technology to the world of industrial manufacturing. The entire Board is extremely grateful to Kent for his outstanding leadership and continued commitment to ExOne. We are appreciative of the thoughtful and strategic succession planning process that resulted in today’s announcement. We look forward to Kent’s continued active and ongoing strategic leadership of ExOne in his new role as Executive Chairman.”

ExOne also announced that President Hans Sack will be retiring at the end of August. Kent Rockwell commented, “We are thankful to Hans for his contributions to the Company, particularly with respect to his focus on global operations. We wish Hans the very best as he retires from ExOne to pursue other interests.”

For more information regarding ExOne’s operations, visit the Company’s website at www.exone.com.

Webcast and Conference Call

ExOne will host a conference call and live webcast on Monday, August 22 at 10:00 a.m. Eastern Time. During the conference call and webcast, management will discuss these leadership changes. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.investor.exone.com/.

A telephonic replay of the conference call will be available from 1:00 p.m. ET on the day of the teleconference through Monday, August 29, 2016. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13644062, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of PSCs. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future conditional verbs such as “will,” “would,” “should,” “could” and “may.” Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements and from historical performance, which include: timing and length of sales of three dimensional (“3D”) printing machines; risks related to global operations including effects of foreign currency and risks related to the situation in the Ukraine; our ability to qualify more industrial materials in which we can print; the availability of skilled personnel; the impact of increases in operating expenses and expenses relating to proposed investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; individual customer contractual requirements; the scope, nature or impact of alliances and strategic investments and

ExOne Announces Changes in Executive Leadership Team

August 19, 2016

our ability to integrate strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting; the impact of customer specific terms in machine sale agreements on the period in which we recognize revenue; the impact of market conditions and other factors on the carrying value of long-lived assets; and our ability to continue as a going concern and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

For more information, contact:
Brian W. Smith	Deborah K. Pawlowski / Karen L. Howard
ExOne, Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

-###-